ANCHIN, BLOCK & ANCHIN LLP
                                             Accountants & Advisors
                                             1375 Broadway, New York, NY  10018
                                             (212) 840-3456
                                              www.anchin.com



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 3 to Registration Statement No. 333-152796 of Robeco-Sage Multi-Strategy TEI Institutional Fund, L.L.C. on Form N-2 of our reports for Robeco-Sage Multi-Strategy TEI Institutional Fund, L.L.C. and Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C. both dated May 27, 2010. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.

                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
June 17, 2010